Exhibit 10.05

THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (C) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS FURNISHED TO THE CORPORATION AN OPINION TO SUCH EFFECT FROM COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION PRIOR TO SUCH OFFER, SALE OR TRANSFER. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

DEBT CONVERSION AGREEMENT

THIS AGREEMENT is dated as of February 14, 2025.

BETWEEN:

LODE-STAR MINING INC.
a Nevada corporation with an address at
1 East Liberty Street, Suite 600, Reno, NV 89501

(the “Corporation”)

AND:

LODE STAR GOLD, INC
a Nevada corporation with an address at
13529 Skinner Rd. Ste N., Cypress, TX 77429

(the “Creditor”)

WHEREAS:

A.	The Corporation is indebted to the Creditor in the amount of $169,644.71 (such amount, which includes any interest or premium payable thereon, the “Debt”); and

B.	The Corporation and the Creditor desire to extinguish the Debt by converting the Debt into shares of the Corporation’s common stock, par value $0.001 per share (“Common Stock”), on the terms and subject to the conditions of this Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	DEBT CONVERSION

1.1	The Creditor and the Corporation hereby settle the Debt in full by converting the Debt into 1,357,158 shares of the Corporation’s authorized but unissued Common Stock (collectively, the “Shares”) at a price of $0.125 per Share (the “Conversion”). For greater certainty, the Conversion shall (a) terminate the obligation of the Corporation to pay the Debt to the Creditor in cash or in any other manner, and (b) eliminate and otherwise discharge any and all security agreements and other encumbrances over the assets of the Corporation, and any and all other guarantees or other obligations enforceable by the Creditor against the Corporation and any other person, in respect of the Debt.

1.2	The Corporation shall issue the Shares to the Creditor in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”).

1.3	The Creditor acknowledges that any certificates or other documents representing the Shares shall bear all restrictive legends required under applicable securities laws and the organizational documents of the Corporation.

1.4	The Creditor hereby:

(a)	surrenders any original notes or other debt instruments evidencing the Debt to the Corporation;

(b)	acknowledges and confirms that the Debt is hereby cancelled and of no further force or effect;

(c)	relinquishes all of the Creditor’s right, title and interest in and to the Debt (including any notes or other debt instruments evidencing the Debt);

(d)	waives any notice, consent, approval or similar rights under, or in connection with, the Debt; and

(e)	releases, remises and forever discharges the Corporation and its affiliates and subsidiaries, and their respective current, previous and future directors, officers, shareholders, employees, agents, consultants, advisors, representatives and insurers, together with all heirs, executors, administrators, successors and assigns of the foregoing, from any and all claims, demands, actions, causes of action, proceedings, agreements, covenants, liabilities, obligations, losses, damages, penalties, legal fees, costs, interest, expenses and disbursements of whatever kind, nature or description, that the Creditor may have relating to any and all amounts now owing by the Corporation to the Creditor in respect of the Debt.

2.	REPRESENTATIONS AND WARRANTIES

2.1	The Corporation represents and warrants to the Creditor that:

(a)	the Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the power, authority and capacity to incur the obligations created by this Agreement and to carry out its terms;

(b)	upon their issuance, the Shares will be validly issued as fully paid and non-assessable shares of the Corporation’s Common Stock;

(c)	the Corporation is not a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the Corporation’s knowledge no such actions, suits or proceedings have been threatened;

(d)	this Agreement constitutes a valid and legally binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms; and

(e)	the execution, delivery and performance of this Agreement by the Corporation will not:

(i)	violate any law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to the Corporation; or

(ii)	conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions or provisions of, result in the loss of any benefit to the Corporation under, or constitute a default under any agreement, instrument, license or permit to which either the Corporation is a party or by which the Corporation is bound.

2.2	The Creditor represents and warrants to the Corporation that:

(a)	the Creditor has not sold, assigned, pledged, transferred or conveyed the Debt or any portion thereof to any third party, and no third party has any right to demand or receive payment of all or any portion of the Debt;

(b)	the Creditor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the power, authority and capacity to incur the obligations created by this Agreement and to carry out its terms;

(c)	the Creditor is aware of all material information respecting the past, present and proposed business operations of the Corporation, its management and financial position, and has reviewed such material documents of the Corporation as the Creditor has deemed necessary or appropriate for the purpose of completing the Conversion;

(d)	in evaluating the suitability of an investment in the Corporation, the Creditor has not relied upon any representations or other information, whether oral or written, other than as set forth in this Agreement or as contained in any documents or answers to questions furnished by the Corporation to the Creditor;

(e)	the Creditor acknowledges and understands that the Shares are “restricted securities” as such term is defined in Rule 144 under the 1933 Act, and may not be offered or sold, directly or indirectly, in the United States to, or for the account or benefit of, a U.S. person, unless registered under the 1933 Act and the securities laws of all applicable states, or unless an exemption from such registration requirements is available;

(f)	the Creditor qualifies as an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act;

(g)	the Creditor will only sell, transfer or otherwise dispose of the Shares or any portion thereof in accordance with applicable securities laws;

(h)	the Creditor is acquiring the Shares as principal for the Creditor’s own account, for investment purposes only;

(i)	this Agreement constitutes a valid and legally binding obligation of the Creditor, enforceable against the Creditor in accordance with its terms; and

(j)	the execution, delivery and performance of this Agreement by the Creditor will not:

(i)	violate any law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to the Creditor; or

(ii)	conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions or provisions of, result in the loss of any benefit to the Creditor under, or constitute a default under any agreement, instrument, license or permit to which either the Creditor is a party or by which the Creditor is bound.

3.	GENERAL PROVISIONS

3.1	Time shall be of the essence of this Agreement.

3.2	All references to currency in this Agreement are to United States dollars.

3.3	This Agreement contains the entire agreement between the parties and there are no other agreements, conditions or representations, oral or written, express or implied, with regard to the subject matter hereof.

3.4	The Creditor acknowledges that this Agreement has been prepared on behalf of the Corporation by legal counsel to the Corporation; that the Corporation’s legal counsel does not represent, and is not acting on behalf of, the Creditor; and that the Creditor has been advised and provided with an opportunity to consult with the Creditor’s own legal counsel with respect to this Agreement.

3.5	The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision and any such invalid or unenforceable provision shall be deemed to be severable.

3.6	This Agreement may not be assigned by either party without the express written consent of the other party.

3.7	No alteration or amendment to this Agreement shall take effect unless it is in writing duly executed by the parties.

3.8	The parties covenant and agree to execute and deliver all such further documents and instruments, and to do all acts and things as may be necessary or desirable to carry out the full intent and meaning of this Agreement.

3.9	This Agreement shall enure to the benefit of and be binding upon the parties and, except as otherwise provided or as would be inconsistent with the provisions of this Agreement, their respective successors and assigns.

3.10	This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

3.11	This Agreement may be executed and delivered in counterparts and by electronic transmission, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LODE-STAR MINING INC.	LODE STAR GOLD, INC.

Per:

/s/ Mark Walmesley	/s/ Lonnie Humphries
Mark Walmesley, CFO	Lonnie Humphries, President